Exhibit 5.1

366 Madison Avenue 3rd Floor New York, NY 10017 tel: (212) 588-0022 fax: (212) 826-9307

March 15, 2021

Code Chain New Continent Limited

No 119 South Zhaojuesi Road

2nd Floor, Room 1
Chenghua District, Chengdu, Sichuan, China 610047

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) being filed by Code Chain New Continent Limited, a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed resale from time to time by the selling stockholders described in the Registration Statement under the heading “Selling Stockholders” of an aggregate of up to 2,735,637 shares (the “Warrant Shares”) of common stock, par value $0.0001 per share, of the Company, issuable upon the exercise of warrants, consisting of: (1) up to 2,527,304 Warrant Shares, issuable upon exercise of common stock purchase warrants issued by the Company to certain investors in connection with a private placement transaction conducted by the Company in February 2021, and (ii) up to 208,333 Warrant Shares issuable upon exercise of common stock purchase warrants issued by the Company to Univest Securities, LLC.

We are acting as counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

The opinions rendered herein are limited to the corporate laws of the State of Nevada and the federal laws of the United States.

Based upon and subject to the foregoing, we are of the opinion that when the Warrant Shares have been issued and sold as contemplated by the warrants’ terms, and the Company has received the consideration provided for by such warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the securities covered by the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Ortoli Rosenstadt LLP

Ortoli Rosenstadt LLP